UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report November 17, 2005

Commission			IRS Employer
File		State of	Identification
Number	Registrant	Incorporation	Number

2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On November 17, 2005, Alabama Gas Corporation ("Company") provided notice to The Bank of New York Trust Company, N.A., as successor to NationsBank of Georgia, National Association, as trustee, that the Company will voluntarily redeem a portion of the Medium-Term Notes, Series A, and the Insured AAA Notes issued pursuant to the Alabama Gas Corporation Indenture dated as of November 1, 1993. The Company elected to redeem the following notes:

  Alabama Gas Corporation Medium-Term Notes, Series A, CUSIP # 01028QAMO in the principal amount of $1,000,000 with an original issue date of June 20, 1995, a stated maturity date of June 15, 2015, and an annual interest rate of 7.55%. Callable after 10 years with payment of a premium of 3.775% declining pro-rata annually to 16 years when no premium is required.

  Alabama Gas Corporation Medium-Term Notes, Series A, CUSIP # 01028QAN8 in the principal amount of $1,000,000 with an original issue date of June 23, 1995, a stated maturity date of June 23, 2015, and an annual interest rate of 7.55%. Callable after 10 years with payment of a premium of 3.775% declining pro rata annually to 16 years when no premium is required.

  Alabama Gas Corporation Medium-Term Notes, Series A, CUSIP # 01028QAL2 in the principal amount of $10,000,000 with an original issue date of June 20, 1995, a stated maturity date of June 20, 2025, and an annual interest rate of 7.70%. Callable after 10 years with payment of a premium of 3.85% declining pro-rata annually to 20 years when no premium is required.

  Alabama Gas Corporation Medium-Term Notes, Series A, CUSIP # 01028QAQ1 in the principal amount of $5,000,000 with an original issue date of June 27, 1995, a stated maturity date of June 27, 2025, and an annual interest rate of 7.58%. Callable after 10 years with payment of a premium of 3.79% declining pro-rata annually to 20 years when no premium is required.

  Alabama Gas Corporation Insured AAA Notes, CUSIP # 010284AH0 in the principal amount of $39,665,000 with an original issue date of August 30, 2001, a stated maturity date of September 1, 2016, and an annual interest rate of 6.250%. Callable on or after September 1, 2004 without any premium or penalty.

The redemption date will be December 19, 2005 for all of the described notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALABAMA GAS CORPORATION
November 18, 2005	By /s/ G. C. Ketcham

G. C. Ketcham Executive Vice President, Chief Financial Officer and Treasurer of Alabama Gas Corporation